UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Affymetrix, Inc. (“Affymetrix”) was held on May 11, 2012. 58,762,989 shares of Affymetrix common stock were present at the Meeting, representing 83.4% of a total of 70,452,511 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the eight nominees as Directors of Affymetrix:

	For	Against	Abstain
Stephen P.A. Fodor, Ph.D.	47,257,800	957,673	32,141
Frank Witney	47,712,230	493,093	42,291
Nelson C. Chan	46,150,217	2,054,221	43,176
John D. Diekman, Ph.D.	47,482,187	720,992	44,435
Gary S. Guthart, Ph.D.	41,119,831	7,084,354	43,429
Jami Dover Nachtsheim	41,113,152	7,092,380	42,082
Robert H. Trice, Ph.D.	47,443,551	760,374	43,689
Robert P. Wayman	47,446,327	759,171	42,116

Consequently, all nominees were elected to the Board of Directors by the stockholders of Affymetrix.

1.	With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Affymetrix for the fiscal year ending December 31, 2011:

For	Against	Abstain
58,327,858	362,508	72,623

2.	With respect to the approval of the 2011 Employee Stock Purchase Plan:

For	Against	Abstain
47,021,450	745,357	480,807

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain
25,742,831	22,353,926	150,857

Item 8.01 Other Events

Board of Directors Leadership

 On May 11, 2012, the independent Directors of Affymetrix elected Robert P. Wayman as the Company’s lead director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ JOHN F. RUNKEL, JR.
	Name:	John F. Runkel, Jr.
	Title:	Executive Vice President, General Counsel
and Secretary

Dated: May 14, 2012